                         SHURGARD STORAGE CENTERS, INC.

           Exhibit (10.7) AMENDED AND RESTATED STOCK INCENTIVE PLAN FOR
                              NONEMPLOYEE DIRECTORS

                             SECTION 1.     PURPOSES

     The purposes of the Shurgard Storage Centers, Inc. Stock Incentive Plan for Nonemployee Directors (the "Plan") are to attract and retain the services of experienced and knowledgeable nonemployee directors of Shurgard Storage Centers, Inc. (the "Corporation") and to provide an incentive for such directors to increase their proprietary interests in the Corporation's long-term success and progress.

                    SECTION 2.     SHARES SUBJECT TO THE PLAN

     Subject to adjustment in accordance with Section 6 hereof, the total number of shares of the Corporation's Class A Common Stock, $0.001 par value per share (the "Common Stock"), which may be issued under the Plan is 200,000 (the "Shares"). The Shares shall be shares presently authorized but unissued or subsequently acquired by the Corporation and shall include shares representing the unexercised portion of any option granted under the Plan that expires or terminates without being exercised in full.

                    SECTION 3.     ADMINISTRATION OF THE PLAN

     The administrator of the Plan (the "Plan Administrator") shall be the Board of Directors of the Corporation (the "Board"). Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. No member of the Plan Administrator shall participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under the Plan.

              SECTION 4.     ELIGIBILITY TO PARTICIPATE IN THE PLAN

     Each member of the Board elected or appointed who is not otherwise an employee of the Corporation or any parent or subsidiary corporation (an "Eligible Director") shall be eligible to participate in the Plan.

                       SECTION 5.     STOCK OPTION GRANTS

5.1  ORIGINAL GRANTS

     Each person who becomes an Eligible Director prior to the first Annual Meeting of Stockholders held after the consolidating transaction among up to 17 limited partnerships sponsored by Shurgard Incorporated as described in the Registration Statement on Form S-4 (No. 33-57794) filed with the Securities Exchange Commission on February 2, 1993, as amended (the "Consolidation"), shall automatically receive the grant of an option (an "Original Grant") to purchase 400 Shares upon their election or appointment to the Board, such option to vest and become exercisable upon the optionee's continued service as a director until the first anniversary of the date of grant.

     Each person who is an Eligible Director on May 9, 1995 shall automatically receive a grant of an option to purchase 3,000 Shares, such option to vest and become exercisable upon the optionee's continued service until the 1995 Annual Meeting (as hereinafter defined).

5.2  ANNUAL GRANTS

     In addition, each Eligible Director shall automatically receive the grant of an option (an "Annual Grant") to purchase 3,000 Shares immediately following each Annual Meeting of Stockholders commencing with the first Annual Meeting of Stockholders held after the Consolidation and ending with the 1995 Annual Meeting of Stockholders, such option to vest and become exercisable upon the optionee's continued service as a director until the next Annual Meeting of Stockholders after the date of grant.

5.3  PERIODIC GRANTS

     Each Eligible Director in office immediately following the 1996 Annual Meeting of Stockholders shall automatically receive the grant of an option
(a "Periodic Grant") to purchase 9,000 Shares immediately following the 1996 Annual Meeting of Stockholders and each Eligible Director elected for the first time after the 1996 Annual Meeting of Stockholders shall automatically receive a Periodic Grant immediately following his or her election by the stockholders at an Annual Meeting of Stockholders, such option to vest and become exercisable in three equal annual installments upon the optionee's continued service as a director until each of the following three Annual Meetings of Stockholders after the date of grant.

     Once an Eligible Director's Periodic Grant becomes fully vested, such Director shall automatically receive another Periodic Grant to purchase 9,000 Shares immediately following the Annual Meeting of Stockholders at which a Periodic Grant previously granted becomes fully vested, such Periodic Grant to vest and become exercisable in three equal installments immediately following each of the three subsequent Annual Meetings of Stockholders.

5.4  OPTION TERMS

     Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

     5.4.1     OPTION AGREEMENT

     Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Corporation. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

     5.4.2     OPTION EXERCISE PRICE

     The option exercise price for each Annual Grant and Periodic Grant granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" as of a given date shall be: (i) the closing price of a share of the Common Stock on the principal exchange on which the Common Stock is then trading, if any, on the day previous to such date or, if no Common Stock was traded on such date, on the next preceding date on which Common Stock was so traded; or (ii) if the Common Stock is not traded on an exchange, the average of the high and low sales prices at which the Common Stock was sold on the day previous to such date as reported in the Wall Street Journal for the New York Stock Exchange--Composite Transactions (or similar successor consolidated transactions report) on such date or, if no Common Stock was traded on such date, on the next preceding date on which Common Stock was so traded. The option exercise price for each Original Grant granted under the Plan prior to May 9, 1995 shall be the average fair market value of the Shares covered by the option during the 30 business days immediately after the date the Common Stock is first publicly traded.

     5.4.3     HOLDING PERIOD.

     If a person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), sells shares of Common Stock obtained upon the exercise of any option granted under the Plan within six months after the date the option was granted, the option grant will no longer be deemed a nonexempt, matchable purchase under Section 16 as of the date of the option grant.

     5.4.4     TIME AND MANNER OF EXERCISE OF OPTION

     Each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 50 Shares (or the remaining Shares then purchasable under the option, if less than 50 Shares) may be purchased upon any exercise of option rights hereunder and that only whole Shares will be issued pursuant to the exercise of any option.

     Any option may be exercised by giving written notice, signed by the person exercising the option, to the Corporation stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (i) in cash or by check, (ii) in shares of Common Stock already owned for at least six months by the person exercising the option, valued at fair market value at the time of such exercise, or (iii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to properly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

     5.4.5     TERM OF OPTIONS

     Each option shall expire ten years from the date of the granting thereof, but shall be subject to earlier termination as follows:

     (a) In the event that an optionee ceases to be a director of the Corporation for any reason other than the death of the optionee, the vested portion of the options granted to such optionee may be exercised by him or her only within one year after the date such optionee ceases to be a director of the Corporation.

     (b) In the event of the death of an optionee, whether during the optionee's service as a director or during the one-year period referred to in
Section 5.4.5(a), the
vested portion of the options granted to such optionee shall be exercisable, and such options shall expire unless exercised within one year after the date of the optionee's death, by the legal representatives or the estate of such optionee, by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Corporation or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

     5.4.6     TRANSFERABILITY

     During an optionee's lifetime, an option may be exercised only by the optionee. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution except that, to the extent permitted by applicable law and Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, the Plan Administrator may permit a recipient of an option to designate in writing during the optionee's lifetime a beneficiary to receive and exercise options in the event of the optionee's death (as provided in Section 5.4.5(b)). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

            SECTION 6.     ELECTION TO RECEIVE STOCK IN LIEU OF CASH
                                  COMPENSATION

     Commencing on May 14, 1996, each Eligible Director may elect to reduce all or a portion of the cash compensation otherwise payable for services to be rendered by him or her as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board, but excluding any expense reimbursement) by a specified dollar amount or percentage and to receive in lieu thereof a whole number of Shares equal in value to the amount of the reduction divided by the fair market value of the Common Stock on the date the cash compensation would have been paid. Such Shares shall be delivered to each such Eligible Director as soon as practicable after the date the cash compensation would have been paid. The value of any fractional Shares shall be paid to the Eligible Director in cash on the date the Shares are delivered.

     Any such election shall be made in writing on a form provided by the Company and shall state the dollar amount or percentage by which the Eligible Director desires to reduce the cash compensation. To the extent necessary to qualify the Plan under Rule 16b-3 under the Exchange Act, any such election must be made at least six months before the services are rendered giving rise to such cash compensation, and may not be revoked or changed thereafter except as to cash compensation for services rendered at least six months after any such election to revoke or change is made in writing.

                       SECTION 7.     CAPITAL ADJUSTMENTS

     The aggregate number and class of Shares which may be issued under the Plan, as provided in Section 2, the number and class of Shares covered by each automatic option grant and each outstanding option and the exercise price per share thereof (but not the total price), shall all be proportionately adjusted for any stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, split-ups, spin-offs or other similar changes in capitalization. Upon the effective date of a dissolution or liquidation of the Corporation, or of a reorganization, merger or consolidation of the Corporation with one or more corporations that results in more than 80% of the outstanding voting shares of the Corporation being owned by one or more affiliated corporations or other affiliated entities, or of a transfer of all or substantially all of the assets or more than 80% of the then outstanding shares of the Corporation to another corporation or other entity, this Plan and all options granted hereunder shall terminate. In the event of such dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or transfer of stock, (i) each optionee shall be entitled, for a period of 20 days prior to the effective date of such transaction, to purchase the full number of Shares under his or her option that he or she otherwise would have been entitled to purchase during the remaining term of such option, and (ii) all cash compensation which has been earned by an Eligible Director who has elected to receive Shares in lieu of cash compensation but which has not yet been converted into Shares, shall be paid immediately in cash.

     Adjustment under this Section 7 shall be made by the Plan Administrator, whose determination shall be final. In the event of any adjustment in the number of Shares covered by any option, any fractional Shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full Shares resulting from such option.

        SECTION 8.     PARTICIPANT'S OR SUCCESSOR'S RIGHTS AS STOCKHOLDER

     Neither the recipient of an option under the Plan nor the optionee's successor(s) in interest shall have any rights as a stockholder of the Corporation with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares. An Eligible Director who has made an election to receive Shares in lieu of cash compensation shall not have any rights as a stockholder of the

Corporation until such cash compensation is converted into Shares and such person becomes a holder of record of such Shares.

                  SECTION 9.     LIMITATION AS TO DIRECTORSHIP

     Neither the Plan, nor the granting of an option, nor the making of an election to receive Shares in lieu of cash compensation, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director for any period of time or at any particular rate of compensation.

               SECTION 10.     REGULATORY APPROVAL AND COMPLIANCE

     The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan, or pursuant to an Eligible Director's election to receive Shares in lieu of cash compensation, or to record as a holder of record of Shares the name of the individual exercising an option under the Plan, or who has made an election to receive stock in lieu of cash compensation, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

                      SECTION 11.     EXPENSES OF THE PLAN

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation; none of such expenses shall be charged to any optionee.

             SECTION 12.    EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall be effective upon approval of the Corporation's shareholders. The Plan shall continue in effect until it is terminated by action of the Board or the Corporation's shareholders, but such termination shall not affect the then-outstanding terms of any options.

              SECTION 13.     TERMINATION AND AMENDMENT OF THE PLAN

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, no amendment may be made more than once every six months that would change the amount, price, timing or vesting of the options, other than to comport with changes in the Internal

Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that to the extent required for compliance with applicable law or regulation, the Board may not amend the Plan without the approval of the Corporation's stockholders, including any amendment that would:
(a) materially increase the number of shares that may be issued under the Plan;
(b) materially modify the requirements as to eligibility for participation in the Plan to add a class of participants who are subject to Section 16 of the Exchange Act; or (c) otherwise materially increase the benefits accruing under the Plan to participants who are subject to Section 16 of the Exchange Act. Any amendment of the Plan requiring approval by the Corporation's stockholders pursuant to this Section 13 shall be effective upon adoption by the Board, so long as it is approved by the stockholders at any time within 12 months of such adoption or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at or prior to the next annual meeting of the Corporation's stockholders after adoption of the amendment by the Board.

                   SECTION 14.     COMPLIANCE WITH RULE 16B-3

     It is the intention of the Corporation that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and that Plan participants remain disinterested persons ("disinterested persons") for purposes of administering other employee benefit plans of the Corporation and having such other plans be exempt from Section 16(b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.